Exhibit 3.2

COMMONWEALTH REIT

AMENDED AND RESTATED BYLAWS

As Amended and Restated ~~January 10~~March 1, ~~2012~~2013

i

Section 3.9.	Telephone Meetings	~~21~~20
Section 3.10.	Action by Written Consent of Trustees	21
Section 3.11.	Waiver of Notice	21
Section 3.12.	Vacancies	~~22~~21
Section 3.13.	Compensation	~~22~~21
Section 3.14.	Removal of Trustees	~~22~~21
Section 3.15.	Surety Bonds	22
Section 3.16.	Reliance	22
Section 3.17.	Interested Trustee Transactions	22
Section 3.18.	Qualifying Shares Not Required	~~23~~22
Section 3.19.	Certain Rights of Trustees, Officers, Employees and Agents	~~23~~22
Section 3.20.	Emergency Provisions	~~23~~22

ARTICLE IV COMMITTEES		~~23~~22

Section 4.1.	Number; Tenure and Qualifications	~~23~~22
Section 4.2.	Powers	23
Section 4.3.	Meetings	23
Section 4.4.	Telephone Meetings	~~24~~23
Section 4.5.	Action by Written Consent of Committees	~~24~~23
Section 4.6.	Vacancies	~~24~~23

ARTICLE V OFFICERS		24

Section 5.1.	General Provisions	24
Section 5.2.	Removal and Resignation	~~25~~24
Section 5.3.	Vacancies	~~25~~24
Section 5.4.	Chief Executive Officer	~~25~~24
Section 5.5.	Chief Operating Officer	~~25~~24
Section 5.6.	Chief Financial Officer	25
Section 5.7.	Chairman and Vice Chairman of the Board	25
Section 5.8.	President	25
Section 5.9.	Vice Presidents	~~26~~25
Section 5.10.	Secretary	~~26~~25
Section 5.11.	Treasurer	~~26~~25
Section 5.12.	Assistant Secretaries and Assistant Treasurers	~~26~~25

ARTICLE VI CONTRACTS, LOANS, CHECKS AND DEPOSITS		26

Section 6.1.	Contracts	26
Section 6.2.	Checks and Drafts	~~27~~26
Section 6.3.	Deposits	~~27~~26

ARTICLE VII SHARES		~~27~~26

Section 7.1.	Certificates	~~27~~26
Section 7.2.	Transfers	~~27~~26
Section 7.3.	Lost Certificates	27
Section 7.4.	Closing of Transfer Books or Fixing of Record Date	~~28~~27
Section 7.5.	Share Ledger	~~28~~27

Section 7.6.	Fractional Shares; Issuance of Units	~~28~~27

ARTICLE VIII RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES		28

Section 8.1.	Definitions	28
Section 8.2.	Restrictions on Ownership	30
Section 8.3.	Transfer of Shares	~~34~~33
Section 8.4.	Costs, Expenses and Compensation of Charitable Trustee and the Trust	~~37~~36
Section 8.5.	Transactions on a National Securities Exchange	~~38~~37
Section 8.6.	Enforcement	~~38~~37
Section 8.7.	Non-Waiver	~~38~~37
Section 8.8.	Enforceability	~~38~~37

ARTICLE IX REGULATORY COMPLIANCE AND DISCLOSURE		~~38~~37

Section 9.1.	Actions Requiring Regulatory Compliance Implicating the Trust	~~38~~37
Section 9.2.	Compliance With Law	~~39~~38
Section 9.3.	Limitation on Voting Shares or Proxies	~~39~~38
Section 9.4.	Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies	~~40~~38
Section 9.5.	Board of Trustees’ Determinations	~~40~~39

ARTICLE X FISCAL YEAR		~~40~~39

Section 10.1.	Fiscal Year	~~40~~39

ARTICLE XI DIVIDENDS AND OTHER DISTRIBUTIONS		~~40~~39

Section 11.1.	Dividends and Other Distributions	~~40~~39

ARTICLE XII SEAL		~~40~~39

Section 12.1.	Seal	~~40~~39
Section 12.2.	Affixing Seal	~~40~~39

ARTICLE XIII WAIVER OF NOTICE		~~41~~39

Section 13.1.	Waiver of Notice	~~41~~39

ARTICLE XIV AMENDMENT OF BYLAWS		~~41~~40

Section 14.1.	Amendment of Bylaws	~~41~~40

ARTICLE XV MISCELLANEOUS		~~41~~40

Section 15.1.	References to Declaration of Trust	~~41~~40
Section 15.2.	Costs and Expenses	~~41~~40
Section 15.3.	Ratification	~~42~~40
Section 15.4.	Ambiguity	~~42~~41
Section 15.5.	Inspection of Bylaws	~~42~~41
Section 15.6.	Election to be Subject to Part of Title 3, Subtitle 8	~~42~~41

Section 15.7.	Special Voting Provisions relating to Control Shares	~~42~~41

ARTICLE XVI ARBITRATION		~~43~~41

Section 16.1.	Procedures for Arbitration of Disputes	~~43~~41
Section 16.2.	Arbitrators	~~43~~42
Section 16.3.	Place of Arbitration	~~43~~42
Section 16.4.	Discovery	~~44~~42
Section 16.5.	Awards	~~44~~42
Section 16.6.	Costs and Expenses	~~44~~42
Section 16.7.	Final and Binding	~~44~~43
Section 16.8.	Beneficiaries	~~44~~43

COMMONWEALTH REIT

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.1.                                 Principal Office.  The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 1.2.                                 Additional Offices.  The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1.                                 Place.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place as is designated by the Trustees or the chairman of the board or president.

Section 2.2.                                 Annual Meeting.  An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at such times as the Trustees may designate.  Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 2.3.                                 Special Meetings.

Section 2.3.1.                                          General.

The chief executive officer of the Trust, the Board of Trustees or a majority of the Independent Trustees then in office (as defined in Section 3.2) may call a special meeting of the shareholders.  Subject to Section 2.3.2 and pursuant to the Articles Supplementary accepted for record by the State Department of Assessments and Taxation (the “SDAT”) as of May 10, 2000, a special meeting of shareholders shall also be called by the secretary of the Trust upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting (the “Special Meeting Percentage”).

If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees for the purpose of electing Trustees.

Section 2.3.2.                                          Shareholder Requested Special Meetings.

(a)                                 Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary of the Trust (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”).  No shareholder may make a Record Date Request Notice unless such shareholder (i) complies with the requirements set forth in Section 2.14.1(c)(ii)(A) and (ii) holds certificates for all shares of beneficial interest in the Trust owned by such shareholder during all times described in Section 2.14.1(c), and a copy of each such certificate held by such shareholder at the time of giving such written request shall accompany such shareholder’s written request to the secretary in order for such request to be effective.  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such shareholder (or its duly authorized agent) signing the Record Date Request Notice and shall set forth all information that each such shareholder would be required to disclose in solicitations of proxies for election of Trustees in an election contest (even though an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, as well as additional information required by Section 2.14.  Upon receiving the Record Date Request Notice, the Board of Trustees may in its discretion fix a Request Record Date, which need not be the same date as that requested in the Record Date Request Notice.  The Request Record Date shall not precede, and shall not be more than 10 days after the close of business on, the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement (as defined in Section 2.14.5(c)) of such Request Record Date, the Request Record Date shall be the close of business on the 10th day after the date a valid Record Date Request Notice is received by the secretary.

(b)                                 In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage (the “Special Meeting Request”) shall be delivered to the secretary.  No shareholder may make a Special Meeting Request unless such shareholder (i) complies with the requirements set forth in Section 2.14.1(c)(ii)(A) and (ii) holds certificates for all shares of beneficial interest in the Trust owned by such shareholder during all times described in Section 2.14.1(c), and a copy of each such certificate held by such shareholder at the time of giving such written request shall accompany such shareholder’s written request to the secretary in order for such request to be effective.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or its duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of beneficial interest of the Trust which are owned of record and beneficially by each such shareholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 10 days after the Request Record Date.  Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(c)                                  The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing, mailing and filing the notice of meeting (including the Trust’s proxy materials).  The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents and information required by Section 2.3.2(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(d)                                 Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the officer who called the meeting in accordance with Section 2.3.1, if any, and otherwise by the Board of Trustees.  In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 60 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 60th day after the Meeting Record Date or, if such 60th day is not a Business Day (as defined below), on the first Business Day preceding such 60th day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust.  In fixing a date for any special meeting, the chief executive officer, the Board of Trustees or a majority of the Independent Trustees may consider such factors as he, she or it deems relevant within the exercise of their business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(e)                                  If at any time as a result of written revocations of requests for the special meeting, shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before 10 days before the meeting if the secretary has sent to all other requesting shareholders written notice of such revocation and of the intention to revoke the notice of the meeting, and the Trust may cancel and not hold such meeting.  Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(f)                                   The Board of Trustees shall determine the validity of any purported Record Date Request Notice or Special Meeting Request received by the secretary.  For the purpose of permitting the Board of Trustees to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the Board of Trustees may certify whether valid requests received by the secretary represent at least a majority of the issued and outstanding shares of beneficial interest in the Trust that would be entitled to vote at such meeting.

(g)                                  For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

Section 2.4.                                 Notice of Regular or Special Meetings.  Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each shareholder of record entitled to vote, either personally or by sending a copy thereof by mail, postage prepaid, to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated, or by electronic transmission, including facsimile transmission, to any address or number of such shareholder at which the shareholder receives electronic transmissions.  If mailed, such notice shall be deemed to be given once deposited in the U.S.  mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.  It shall be the duty of the secretary to give notice of each meeting of the shareholders.

Section 2.5.                                 Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6.                                 Scope of Meetings.  Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the meeting of shareholders by or at the direction of the Board of Trustees.

Section 2.7.                                 Organization of Shareholder Meetings.  Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there be one, the president, the vice presidents in their order of seniority or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or represented by proxy.  The secretary, an assistant secretary or a person appointed by the Trustees or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting.  If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust.  Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8.                                 Quorum.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 2.5.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9.                                 Voting.  At all elections of Trustees, voting by shareholders shall be conducted under the non-cumulative method and, except as otherwise required by the Declaration of Trust or applicable law, the election of each Trustee shall be by the affirmative vote of the holders of shares of beneficial interest in the Trust representing a majority of the total number of votes authorized to be cast by shares of beneficial interest in the Trust then outstanding and entitled to vote thereon; provided, however, the election of a Managing Trustee or an Independent Trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of shares of beneficial interest in the Trust representing a majority of the total number of share votes cast.  For all matters to be voted upon by shareholders other than the election of Trustees, unless otherwise required by applicable law, by the listing requirements of the principal exchange on which the Trust’s common shares are listed or by a specific provision of the Declaration of Trust, the vote required for approval shall be the affirmative vote of 75% of the votes entitled to be cast for each such matter unless such matter has been previously approved by the Board of Trustees, in which case the vote required for approval shall be a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present.

Section 2.10.                          Proxies.  A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to the Trust’s shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law.  At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.13.

Section 2.11.                          Record Date.  The Board of Trustees may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders.  If no date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote are recorded on the share records of the Trust at the opening of business on the day of any meeting of shareholders shall be entitled to vote at such meeting.

Section 2.12.                          Voting of Shares by Certain Holders.  Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Section 2.13.                          Inspectors.

(a)                                 Before or at any meeting of shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting.

(b)                                 Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14.                          Nominations and Other Proposals to be Considered at Meetings of Shareholders.  Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at meetings of shareholders may be properly brought before the meeting only as set forth in this Section 2.14.  All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section 2.14 (including, without limitation, judgments and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.14.1.                                   Annual Meetings of Shareholders.

(a)                                 A shareholder of the Trust may recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees.  Such recommendation shall be made by written notice to the Chair of such committee and the Secretary of the Trust, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder making the recommendation.  The Nominating and Governance Committee of the Board of Trustees will consider any such recommendation in its discretion.  A shareholder seeking to make a nomination of an individual for election to the Board of Trustees must make such nomination in accordance with Section 2.14.1(b)(ii).

(b)                                 Nominations of individuals for election to the Board of Trustees at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the

Trust’s notice of meeting by or at the direction of the Board of Trustees or (ii) by any one or more shareholders of the Trust who (A) (1) at the date of the giving of the notice provided for in this Section 2.14.1, individually or in the aggregate, hold at least 3% of the Trust’s shares of beneficial interest entitled to vote at the meeting on such election and have held such shares continuously for at least three years, and (2) continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (B) are each a shareholder of record of the Trust at the time of giving the notice provided for in this Section 2.14.1 through and including the time of the annual meeting (including any adjournment or postponement thereof), (C) are each entitled to make nominations and to vote at the meeting on such election and (D) comply with the notice procedures set forth in this Section 2.14.1 as to such nomination.  Section 2.14.1(b)(ii) shall be the exclusive means for any shareholder to make nominations of individuals for election to the Board of Trustees.

(c)                                  The proposal of business to be considered by the shareholders at an annual meeting of shareholders, other than the nomination of individuals for election to the Board of Trustees, may be properly brought before the meeting (i) pursuant to the Trust’s notice of meeting by or at the direction of the Board of Trustees or (ii) by any shareholder of the Trust who (A) has continuously held at least $2,000 in market value, or 1%, of the Trust’s shares entitled to vote at the meeting on the proposal for business for at least one year from the date such shareholder gives the notice provided for in this Section 2.14.1, and continuously holds such shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (B) is a shareholder of record at the time of giving the notice provided for in this Section 2.14.1 through and including the time of the annual meeting (including any adjournment or postponement thereof), (C) is entitled to propose such business and to vote at the meeting on the proposal for such business and (D) complies with the notice procedures set forth in this Section 2.14.1 as to such business.  Section 2.14.1(c)(ii) shall be the exclusive means for a shareholder to propose business before an annual meeting of shareholders, except (x) to the extent of matters which are required to be presented to shareholders by applicable law which have been properly presented in accordance with the requirements of such law and (y) nominations of individuals for election to the Board of Trustees shall be made in accordance with Section 2.14.1(b).  For purposes of determining compliance with the requirement in subclause (A) of Section 2.14.1(c)(ii), the market value of the Trust’s shares held by the applicable shareholder shall be determined by multiplying the number of shares such shareholder continuously held for that one- year period by the highest selling price of the Trust shares as reported on the principal National Securities Exchange (for purposes of this Section 2.14, as defined in Section 8.1) on which the Trust’s shares are listed for trading during the 60 calendar days before the date such notice was submitted.

(d)                                 For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by one or more shareholders pursuant to Section 2.14.1, such shareholder(s) shall have given timely notice thereof in writing to the secretary of the Trust in accordance with this Section 2.14 and such other business shall otherwise be a proper matter for action by shareholders.  To be timely, the notice of such shareholder(s) shall set forth all information required under this Section 2.14 and shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, notice by such shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Trust.  Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a notice of one or more shareholders as described above.  No shareholder may give a notice to the secretary described in this Section 2.14.1(d) unless such shareholder holds a certificate for all shares of beneficial interest of the Trust owned by such shareholder during all times described in Section 2.14.1(b), in the case of a nomination of one or more individuals for election to the Board of Trustees, or Section 2.14.1(c), in the case of the proposal of other business, and a copy of each such certificate held by such shareholder at the time of giving such notice shall accompany such shareholder’s notice to the secretary in order for such notice to be effective.

A notice of one or more shareholders pursuant to this Section 2.14.1 shall set forth:

(i)                                     separately as to each individual whom such shareholder(s) propose to nominate for election or reelection as a Trustee (a “Proposed Nominee”) and any Proposed Nominee Associated Person (as defined in Section 2.14.1(g)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee (as defined in Section 3.2) or a Managing Trustee (as defined in Section 3.2) and a description of such Proposed Nominee’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (4) the date such shares were acquired and the investment intent of such acquisition, (5) a description of all purchases and sales of securities of the Trust by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all Derivative Transactions (as defined in Section 2.14.1(g)) by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report (as defined in Section 2.14.1(g)) if such Proposed Nominee or Proposed Nominee Associated Person were a Trustee of the Trust or the beneficial owner of more than 10% of the shares of the

Trust at the time of the transactions, (7) any performance related fees (other than an asset based fee) to which such Proposed Nominee or such Proposed Nominee Associated Person is entitled based on any increase or decrease in the value of any shares of beneficial interest of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (8) any proportionate interest in shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (9) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any shareholder making the nomination, any Proposed Nominee Associated Person, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) (and any successor regulation), if any shareholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (10) any rights to dividends on the shares of beneficial interest of the Trust owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying shares of the Trust, (11) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of beneficial interest of the Trust and who supports the Proposed Nominee for election or reelection as a Trustee, and (12) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)                                  as to any other business that the shareholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined in Section 2.14.1(g)), including any anticipated benefit to such shareholder or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such shareholder and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder and (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

(iii)          separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all shares of the Trust that are owned of record by such shareholder or by such Shareholder Associated Person, if any, (2) the class, series and number of, and the nominee holder for, any shares of beneficial interests of the Trust that are owned, directly or indirectly, beneficially but not of record by such shareholder or by such Shareholder Associated Person, if any, (3) with respect to the shares referenced in the foregoing clauses (1) and (2), the date such shares were acquired and the investment intent of such acquisition, and (4) all information relating to such shareholder and Shareholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

(iv)          separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) the name and address of such shareholder, as they appear on the Trust’s share ledger and the current name and address, if different, of such shareholder and Shareholder Associated Person and (2) the investment strategy or objective, if any, of such shareholder or Shareholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder or Shareholder Associated Person;

(v)           separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of all Derivative Transactions by such shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such shareholder or Shareholder Associated Person would be required to report on an Insider Report if such shareholder or Shareholder Associated Person were a Trustee of the Trust or the beneficial owner of more than 10% of the shares of the Trust at the time of the transactions, (3) any performance related fees (other than an asset based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or Shareholder Associated Person ‘s immediate family sharing the same household with such shareholder or Shareholder Associated Person, (4) any proportionate interest in shares of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any rights to dividends on the shares of the Trust owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of the Trust;

(vi)          to the extent known by the shareholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of beneficial interest of the Trust and who supports the nominee for election or reelection as a Trustee or the proposal of other business; and

(vii)         if more than one class or series of beneficial interest in the Trust is outstanding, the class and series of shares of beneficial interest of the Trust entitled to vote for such Proposed Nominee and/or shareholder’s proposal, as applicable.

(e)           A notice of one or more shareholders making a nomination pursuant to Section 2.14.1(b)(ii) shall be accompanied by:

(i)            a signed and notarized statement of each shareholder giving the notice certifying that (1) all information contained in the notice is true and complete in all respects, (2) the notice complies with this Section 2.14.1, and (3) such shareholder will continue to hold all shares referenced in Section 2.14.1(b)(ii)(A) through and including the time of the annual meeting (including any adjournment or postponement thereof); and

(ii)           a signed and notarized certificate of each Proposed Nominee (1) certifying that the information contained in the notice regarding such Proposed Nominee and any Proposed Nominee Associated Person is true and complete and complies with this Section 2.14.1 and (2) consenting to being named in the shareholder’s proxy statement as a nominee and to serving as a Trustee if elected.

(f)            Notwithstanding anything in the second sentence of Section 2.14.1(d) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(g)           For purposes of this Section 2.14, (i) “Shareholder Associated Person” of any shareholder shall mean (A) any person acting in concert with, such shareholder, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; (ii) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such Proposed Nominee and (C) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; (iii) “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise; and (iv) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee of the Trust or who is directly or indirectly the beneficial owner of more than 10% of the shares of the Trust.

Section 2.14.2.            Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.   At the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 2.14.5(c)) of the Trust to be in breach of any covenant of the Trust or any subsidiary of the Trust or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the proponent shareholder or shareholders shall submit to the secretary at the principal executive offices of the Trust (a) evidence satisfactory to the Board of Trustees of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (b) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to the Board of Trustees in its discretion, and evidence of the availability to the Trust of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to the Trust, as determined by the Board of Trustees in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust is party to a bank credit facility that contains covenants which prohibit certain changes in the management and policies of the Trust without the approval of the lenders; accordingly, a shareholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the banks or by evidence satisfactory to the Board of Trustees of the availability of funding to the Trust to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Trust as the existing credit facility.

Section 2.14.3.            Shareholder Nominations or Other Proposals Requiring Governmental Action.  If (a) submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, the proponent shareholder, any Proposed Nominee of such shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (b) such shareholder’s ownership of shares of the Trust or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting, the proponent shareholder or shareholders shall submit to the secretary at the principal executive offices of the Trust (x) evidence satisfactory to the Board of Trustees that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Trustees may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Trustees in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of its voting securities.  Accordingly, a shareholder who seeks to exercise proxies for a nomination or a proposal affecting the governance of the Trust shall obtain any applicable approvals from the Indiana insurance regulatory authorities prior to exercising such proxies.

Section 2.14.4.            Special Meetings of Shareholders.  As set forth in Section 2.6, only business brought before the meeting pursuant to the Trust’s notice of meeting shall be conducted at a special meeting of shareholders.  Nominations of individuals for election to the Board of Trustees only may be made at a special meeting of shareholders at which Trustees are to be elected: (a) pursuant to the Trust’s notice of meeting; (b) otherwise properly brought before the meeting by or at the direction of the Board of Trustees; or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 2.14.4 through and including the time of the special meeting, who is entitled to vote at the meeting on such election and who has complied with the notice procedures and other requirements set forth in this Section 2.14.4.  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder satisfies the holding period and certificate requirements set forth in Section 2.14.1(b) and Section 2.14.1(d), the shareholder’s notice contains or is accompanied by the information and documents required by Section 2.14 and the shareholder has given timely notice thereof in writing to the secretary of the Trust at the principal executive offices of the Trust.  To be timely, a shareholder’s notice shall be delivered to the secretary of the Trust at the principal executive offices of the Trust not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the 120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.  Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.14.5.            General.

(a)           If information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with this Section 2.14.  Any notice submitted by a shareholder pursuant to this Section 2.14 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective.  Upon written request by the secretary of the Trust or the Board of Trustees or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within three business days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Trustees or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.14, (ii) written responses to information reasonably requested by the secretary, the

Board of Trustees or any committee thereof and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section 2.14 as of an earlier date.  If a shareholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.14; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a shareholder pursuant to this Section 2.14.  It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Trust, the Board of Trustees or any committee thereof nor any officer of the Trust to inform a shareholder that the information submitted pursuant to this Section 2.14 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Trust, the Board of Trustees, any committee of the Board of Trustees or any officer of the Trust to request clarification or updating of information provided by any shareholder, but the Board of Trustees, a committee thereof or the secretary acting on behalf of the Board of Trustees or a committee, may do so in its, his or her discretion.

(b)           Only such individuals who are nominated in accordance with this Section 2.14 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 2.14.  The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.14, to declare that such defective nomination or proposal be disregarded.

(c)           For purposes of this Section 2.14:  (i) “public announcement” shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (B) a document publicly filed by the Trust with the S.E.C. pursuant to the Exchange Act; and (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).

(d)           Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.14.  Nothing in this Section 2.14 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust’s proxy statement, except as may be required by law.

(e)           The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form (the “Agreement”) determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.  The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust (the “Code of Business Conduct”) or may differ from or supplement the Code of Business Conduct.

(f)            Determinations required or permitted to be made under this Section 2.14 by the Board of Trustees may be delegated by the Board of Trustees to a committee of the Board of Trustees, subject to applicable law.

Section 2.15.         Shareholder Actions by Written Consent.

(a)           Any shareholder or shareholders of record seeking to take action by written consent shall, by sending written notice to the secretary of the Trust (the “Consent Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to act by written consent (the “Consent Record Date”).  No shareholder may make a Consent Record Date Request Notice unless such shareholder (i) complies with the requirements set forth in Section 2.14.1, including Section 2.14.1(b)(ii) in the case of a nomination or election of Trustees and Section 2.14.1(c)(ii) in the case of the proposal of other business, and (ii) holds certificates for all shares of beneficial interest in the Trust owned by such shareholder during all times described in Section 2.14.1, and a copy of each such certificate held by such shareholder at the time of giving such notice shall accompany such shareholder’s notice to the secretary in order for such notice to be effective.  The Consent Record Date Request Notice shall set forth the proposed action(s) to be taken, shall be signed by one or more shareholders of record as of the date of the Consent Record Date Request Notice (or their agents duly authorized in writing), shall bear the date of signature of each such shareholder (or its duly authorized agent) and shall set forth all information that each such shareholder would be required to disclose in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), as applicable, or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder, as well as additional information required by Section 2.14.  Upon receiving the Consent Record Date Request Notice, the Board of Trustees may fix a Consent Record Date.  The Consent Record Date shall not precede, and shall not be more than ~~ten~~60 days after the close of business on, the date on which the resolution fixing the Consent Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within ~~10~~30 days after the date on which a valid Consent Record Date Request Notice is received, fails to adopt a resolution fixing the Consent Record Date, the Consent Record Date shall be the close of business on the ~~10~~60th day after the date the applicable Consent Record Date Request Notice is received by the secretary.

(b)           In addition to the other requirements and procedures contained in this Section 2.15 regarding the ability of a shareholder to take action by written consent, in order for any shareholder to take action by written consent, one or more written consents signed by shareholders of record (or their agents duly authorized in writing) as of the Consent Record Date representing a majority (or such higher percentage as may be required by law or specified elsewhere in the Declaration of Trust) of the shares outstanding and entitled to vote shall be delivered to the secretary.  In addition, the written consent shall set forth the action(s) to be taken (which shall be limited to the matters set forth in the Consent Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or its duly authorized agent) signing the written consent, shall set forth the name and address, as they appear in the Trust’s books, of each shareholder signing such written consent (or on whose behalf the written consent is signed), shall set forth the class, series and number of all shares of beneficial interest of the Trust which are owned of record by each such shareholder, as of the Consent Record Date, and, if applicable, nominee holder for, and number of, shares owned by such shareholder beneficially but not of record as of the Consent Record Date, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within ~~10~~30 days after the Consent Record Date (the “Written Consent Window”).  Any shareholder may revoke his, her or its written consent at any time before the action directed by the written consent is taken, by written revocation delivered to the secretary.

(c)           The chief executive officer, president or the Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of performing a review of the validity of any written consent received by the secretary.  Following the end of the Written Consent Window, there will be a period of 90 days (the “Review Period”) to permit the inspectors to perform such review and certify the written consents if necessary or appropriate in the Board of Trustee’s discretion, during which time the Trust would not be required to take any other action regarding the written consent.  Nothing contained in this Section 2.15(c) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any written consent, whether during or after such Review Period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 2.16.         Voting by Ballot.  Voting on any question or in any election may be voice vote unless the chairperson of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.17.         Proposals of Business Which Are Not Proper Matters For Action By Shareholders.  Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the Trust’s shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote.  The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.17, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE III

TRUSTEES

Section 3.1.           General Powers; Qualifications; Trustees Holding Over.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries, (b) not have been convicted of a felony, (c) meet the qualifications of an Independent Trustee or a Managing Trustee, each as defined in Section 3.2, as the case may be, depending upon the position for which such individual may be nominated and elected and (d) have been nominated for election to the Board of Trustees in accordance with Section 2.14.1(b).  In case of failure to elect Trustees at an annual meeting of the shareholders, the incumbent Trustees shall hold over and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify.

Section 3.2.           Independent Trustees and Managing Trustees.  A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable.  An “Independent Trustee” is one who is not an employee of the Advisor (as defined in the Declaration of Trust), who is not involved in the Trust’s day to day activities, who meets the qualifications of an independent trustee under the Declaration of Trust and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee of the Board of Trustees) under the applicable rules of each stock exchange upon which shares of the Trust are listed for trading and the S.E.C., as those requirements may be amended from time to time.  If the number of Trustees, at any time, is set at less than five, at least one Trustee shall be a Managing Trustee.  So long as the number of Trustees shall be five or greater, at least two Trustees shall be Managing Trustees.  “Managing Trustees” shall mean Trustees who are not Independent Trustees and who have been employees of the Advisor or involved in the day to day activities of the Trust for at least one year prior to their election.  If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.  If at any time the Board of Trustees shall not be comprised of a number of Managing Trustees as is required under this Section 3.2, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have the requisite number of Managing Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

Section 3.3.           Number and Tenure.  Pursuant to the Articles Supplementary accepted for record by the SDAT as of May 10, 2000, the number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Trustees; provided however that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.  The number of Trustees shall be five until increased or decreased by the Board of Trustees.

Section 3.4.           Annual and Regular Meetings.  An annual meeting of the Trustees shall be held immediately after the annual meeting of shareholders, no notice other than this Bylaw being necessary.  The time and place of the annual meeting of the Trustees may be changed by the Board of Trustees.  The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.  In the event any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.5.           Special Meetings.  Special meetings of the Trustees may be called at any time by any Managing Trustee, the president or pursuant to the request of any two Trustees then in office.  The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

Section 3.6.           Notice.  Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address.  Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least 24 hours prior to the meeting.  Notice by mail shall be deposited in the U.S.  mail at least 72 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S.  mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party.  Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.7.           Quorum.  A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum for that action shall also include a majority of such group.  The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of a number of Trustees resulting in less than a quorum then being present at the meeting.

Section 3.8.           Voting.  The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.9.           Telephone Meetings.  Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.

Section 3.10.         Action by Written Consent of Trustees.  Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.

Section 3.11.         Waiver of Notice.  The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12.         Vacancies.  Pursuant to the Articles Supplementary accepted for record by the SDAT as of May 10, 2000, if for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain).  Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum.  Any Trustee elected to fill a vacancy, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, shall hold office for the remainder of the full term of the class of Trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

Section 3.13.         Compensation.  The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees.  The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of the Advisor, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

Section 3.14.         Removal of Trustees.  A Trustee may be removed at any time (a) with or without cause by the affirmative vote of the holders of shares representing two-thirds of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon, voting as a single class, at a meeting of shareholders properly called for that purpose or (b) with cause by the affirmative vote of all remaining Trustees.  For the avoidance of doubt, any shareholder seeking to take action at a meeting of shareholders or by written consent to remove one or more Trustees shall comply with all of the requirements in ARTICLE II applicable to a shareholder seeking to nominate an individual for election to the Board of Trustees.

Section 3.15.         Surety Bonds.  Unless specifically required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.16.         Reliance.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by the Advisor, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 3.17.         Interested Trustee Transactions.  Section 2-419 of the Maryland General Corporation Law shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 3.18.         Qualifying Shares Not Required.  Trustees need not be shareholders of the Trust.

Section 3.19.         Certain Rights of Trustees, Officers, Employees and Agents.  A Trustee shall have no responsibility to devote his or her full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 3.20.         Emergency Provisions.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 3.20 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

ARTICLE IV

COMMITTEES

Section 4.1.           Number; Tenure and Qualifications.  The Board of Trustees shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  Each of these committees shall be composed of three or more Trustees, to serve at the pleasure of the Board of Trustees.  The Board of Trustees may also appoint other committees from time to time composed of one or more members, at least one of which shall be a Trustee, to serve at the pleasure of the Board of Trustees.  The Board of Trustees shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee.  The Board of Trustees may also adopt a charter with respect to other committees.

Section 4.2.           Powers.  The Trustees may delegate any of the powers of the Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by law.  In the event that a charter has been adopted with respect to a committee composed solely of Trustees, the charter shall constitute a delegation by the Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.

Section 4.3.           Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  One-third, but not less than one, of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee.  The Board of Trustees or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of absent or disqualified members.

Each committee shall keep minutes of its proceedings and shall periodically report its activities to the full Board of Trustees and, except as otherwise provided by law or under the rules of the S.E.C. and applicable stock exchanges on which the Trust’s shares are listed, any action by any committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.4.           Telephone Meetings.  Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment and participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5.           Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by a majority of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 4.6.           Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1.           General Provisions.  The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any two or more offices, except president and vice president, may be held by the same person.  In their discretion, the Trustees may leave unfilled any office except that of president and secretary.  Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2.           Removal and Resignation.  Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the chairman of the board, the president or the secretary.  Any resignation shall take effect at any time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  A resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3.           Vacancies.  A vacancy in any office may be filled by the Trustees for the balance of the term.

Section 5.4.           Chief Executive Officer.  The Trustees may designate a chief executive officer from among the Trustees or elected officers.  The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust.  In the absence of both the chairman and vice chairman of the board, the chief executive officer shall preside over the meetings of the Board of Trustees at which he shall be present.  In the absence of a different designation, the Managing Trustees, or any of them, shall function as the chief executive officer of the Trust.

Section 5.5.           Chief Operating Officer.  The Trustees may designate a chief operating officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

Section 5.6.           Chief Financial Officer.  The Trustees may designate a chief financial officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

Section 5.7.           Chairman and Vice Chairman of the Board.  The chairman of the board, if any, and the vice chairman of the board, if any, shall perform such duties as may be assigned to him, her or them by the Trustees.  In the absence of a chairman and vice chairman of the board or if none are appointed, the Managing Trustees, or any of them, shall preside at meetings of the Board of Trustees.

Section 5.8.           President.  The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Trustees.

Section 5.9.           Vice Presidents.  In the absence or unavailability of the president, the vice president (or in the event there be more than one vice president, any vice president) shall perform the duties of the president and when so acting shall have all the powers of the president; and shall perform such other duties as from time to time may be assigned to him or her by the president, the chief executive officer or by the Trustees.  The Trustees may designate one or more vice presidents as executive vice presidents, senior vice presidents or as vice presidents for particular areas of responsibility.

Section 5.10.         Secretary.  The secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust, if any; (d) maintain a share register, showing the ownership and transfers of ownership of all shares of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register; and (e) in general perform such other duties as from time to time may be assigned to the secretary by the chief executive officer or the Trustees.

Section 5.11.         Treasurer.  The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be authorized by the Trustees.  The treasurer shall also have such other responsibilities as may be assigned to him or her by the chief executive officer or the Trustees.

Section 5.12.         Assistant Secretaries and Assistant Treasurers.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer or the Trustees.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1.           Contracts.  The Board of Trustees may authorize any Trustee, officer or agent (including the Advisor or any officer of the Advisor) to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by an authorized Trustee, officer or agent shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

Section 6.2.           Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the treasurer, the chief executive officer or the Trustees.

Section 6.3.           Deposits.  All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the treasurer, the chief executive officer or the Trustees may designate.

ARTICLE VII

SHARES

Section 7.1.           Certificates.  Ownership of shares of any class of shares of beneficial ownership of the Trust shall be evidenced by certificates, or at the election of a shareholder in book entry form.  Unless otherwise determined by the Board of Trustees, any such certificates shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered and if the Trust shall from time to time issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2.           Transfers.

(a)           Shares of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws.  Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred, as described in Sections 6.2 and 6.6 of the Declaration of Trust.

(b)           The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in these Bylaws or by the laws of the State of Maryland.

Section 7.3.           Lost Certificates.  For shares evidenced by certificates, any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4.           Closing of Transfer Books or Fixing of Record Date.

(a)           The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

(b)           In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days before the date of such meeting.

(c)           If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

(d)           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Trustees shall set a new record date with respect thereto.

Section 7.5.           Share Ledger.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 7.6.           Fractional Shares; Issuance of Units.  The Trustees may issue fractional shares or provide for the issuance of scrip, as described in Section 6.3 of the Declaration of Trust.

ARTICLE VIII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 8.1.           Definitions.  For the purpose of this ARTICLE VIII, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 8.3(g), provided that each such organization shall be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” shall mean any trust provided for in Section 8.2(a)(ii) and Section 8.3(a).

“Charitable Trustee” shall mean each Person, unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust from time to time to serve as a trustee of a Charitable Trust as provided by Section 8.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares of beneficial interest designated as such in the Declaration of Trust.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code or treated as beneficially owned under Rule 13d-3 under the Exchange Act.  The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 8.2(e)(i).

“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements established by the Board of Trustees pursuant to Section 8.2(e), the percentage limit established by the Board of Trustees.

“Market Price” with respect to Shares on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to such Shares, or if such Shares are not listed or admitted to trading on any National Securities Exchange, the last sale price in the over the counter market, or if no trading price is available for such Shares, the fair market value of such Shares as determined in good faith by the Board of Trustees.

“National Securities Exchange” means an exchange registered with the S.E.C. under Section 6(a) of the Exchange Act, as amended, supplemented or restated from time to time, and any successor to such statute.

“Ownership Limit” shall mean (a) with respect to Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the  Common Shares outstanding at the time of determination and (b) with respect to any other class or series of Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Shares of such class or series outstanding at the time of determination.

“Person” shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other entities and governments and agencies and political subdivisions thereof.

“Prohibited Owner” shall mean any Person who, but for the provisions of Section 8.2(a), would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit,

and if appropriate in the context, shall also mean any Person who would have been the holder of record in the books of the Trust or the Trust’s transfer agent of Shares that the Prohibited Owner would have so owned.

“REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code.

“Shares” shall mean the shares of beneficial interest of the Trust.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, including, without limitation, (a) any change in the capital structure of the Trust which has the effect of increasing the total equity interest of any Person in the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (e) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record or Beneficially Owned or Constructively Owned, and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 8.2.           Restrictions on Ownership.

(a)           Ownership Limitations.

(i)            Basic Restrictions.  (A) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, (B) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder, (C) no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or (D) subject to Section 8.5, notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii)           Transfer in Trust or Voided Transfer.  If any Transfer of Shares occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 8.2(a)(i)(A), Section 8.2(a)(i)(B) or Section 8.2(a)(i)(C), as applicable, then the Board of Trustees shall be authorized and empowered to deem (and if so deemed, such action and result shall be deemed to occur and the officers of the Trust shall be authorized to take such actions in the name and on behalf of the Trust authorized by the Board of Trustees to effectuate the same): (A) that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 8.2(a)(i)(A), Section 8.2(a)(i)(B) or Section 8.2(a)(i)(C) (rounded upward to the nearest whole share, and such excess shares, including as so rounded, the “Excess Shares”) to be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective as of the close of business on the Business Day prior to the date of such determination of such Transfer or at such other time determined by the Board of Trustees, and such Person shall acquire no rights in the Excess Shares; or (B) to the fullest extent permitted by law, the Transfer of Excess Shares to be void ab initio, in which case, the intended transferee shall acquire no rights in the Excess Shares.

(iii)          Cooperation.  The shareholder that would otherwise qualify as a Prohibited Owner absent the application of the provisions of Section 8.2(a)(ii) shall use best efforts and take all actions necessary or requested by the Trust to cooperate with effecting the actions taken by the Board of Trustees pursuant to Section 8.2(a)(ii), including, without limitation, informing the Trust where any Excess Shares may be held and instructing its agents to cooperate in the prompt implementation and effectuation of the actions so taken by the Board of Trustees.

(b)           Remedies for Breach.  If the Board of Trustees or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 8.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 8.2(a)(i) (whether or not such violation is intended), the Board of Trustees or a committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event and such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 15.2, including the costs and expenses of the Charitable Trustee.  This Section 8.2(b) shall not in any way limit the provisions of Section 8.2(a)(ii).

(c)           Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 8.2(a)(i), or any Person who would have owned Excess Shares, shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request.

(d)           Owners Required to Provide Information.  Every shareholder of five percent or more of the Shares of any series or class outstanding at the time of determination, within 30 days after the end of each taxable year and also within three Business Days after a request from the Trust, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held; provided that a shareholder who holds Shares as nominee for another Person, which other Person is required to include in gross income the distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder is nominee.  Each such shareholder and each Actual Owner shall provide to the Trust such additional information as the Trust may request in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the Ownership Limit.  Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority and to comply with requirements of any taxing authority or other governmental authority or to determine such compliance.

(e)           Exceptions.

(i)            The Board of Trustees, in its sole discretion, may grant to any Person who makes a request therefor (a “Requesting Person”) an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Shares, subject to the following conditions and limitations: (A) the Board of Trustees shall have determined, in its discretion, that: (1) the Beneficial Ownership or Constructive Ownership of Shares by such shareholder in excess of the Ownership Limit would not violate Section 8.2(a)(i)(C), (2) the Requesting Person does not and will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, (3) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VIII, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Trust or any of its subsidiaries is a party or reasonably expects to become a party and (4) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VIII, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Trust; and (B)(1) prior to granting any exception pursuant to this Section 8.2(e)(i), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in their sole discretion, as they may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT and (2) such Requesting Person provides to the Board of Trustees, for the benefit of the Trust, such representations and undertakings, if any, as the Board of Trustees may, in its discretion, determine to be necessary in order for it to make the determination that the conditions set forth in Section 8.2(e)(i)(A) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of Shares not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in Section 8.2(a)(ii) and Section 8.2(b) with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this Section 8.2(e)(i)).  If a member of the Board of Trustees requests that the Board of Trustees grant an exception pursuant to this Section 8.2(e) with respect to such member, or with respect to any other Person if such member of the Board of Trustees would be considered to be the Beneficial Owner or Constructive Owner of Shares owned by such other Person, such member of the Board of Trustees shall not participate in the decision of the Board of Trustees as to whether to grant any such exception.

(ii)           In determining whether to grant any exemption pursuant to Section 8.2(e)(i), the Board of Trustees may, but need not, consider, among other factors, (A) the general reputation and moral character of the Requesting Person, (B) whether ownership of Shares would be direct or through ownership attribution, (C) whether the Requesting Person’s ownership of Shares would interfere with the conduct of the Trust’s business, including, without limitation, the Trust’s ability to acquire additional properties or additional investments in issuers currently invested in by the Trust or other issuers, (D) whether granting an exemption for the Requesting Person would adversely affect any of the Trust’s existing contractual arrangements, (E) whether the Requesting Person to whom the exception would apply has been approved as an owner of the Trust by all regulatory or other governmental authorities who have jurisdiction over the Trust and (F) whether the Requesting Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Board of Trustees, in its discretion, considers adverse to the best interest of the Trust or the shareholders.  Nothing in this Section 8.2(e)(ii) shall be interpreted to mean that the Board of Trustees may not act in its discretion in making any determination under Section 8.2(e)(i).

(iii)          An underwriter or initial purchaser that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement as determined by the Board of Trustees.

Section 8.3.           Transfer of Shares.

(a)           Ownership in Trust.  Upon any purported Transfer or other event described in Section 8.2(a)(ii) that results in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee or trustees, as applicable, of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 8.3(e)).  Such transfer to the Charitable Trustee shall be deemed to be effective as of the time provided in Section 8.2(a)(ii).  Any Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Trust as provided in Section 8.3(g).

(b)           Status of Shares Held by a Charitable Trustee.  Shares held by a Charitable Trustee shall be issued and outstanding Shares of the Trust.  The Prohibited Owner shall:

(i)            have no rights in the Shares held by the Charitable Trustee;

(ii)           not benefit economically from ownership of any Shares held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 8.3(e));

(iii)          have no rights to dividends or other distributions;

(iv)          not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust; and

(v)           have no claim, cause of action or other recourse whatsoever against the purported transferor of such Shares.

(c)           Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 8.3(e)).  Any dividend or other distribution paid with respect to any Shares which constituted Excess Shares at such time and prior to Shares having been transferred to the Charitable Trustee shall be paid to the Charitable Trustee by the Prohibited Owner upon demand and any dividend or other distribution authorized but unpaid with respect to such Shares shall be paid when due to the Charitable Trustee.  Any dividends or distributions so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s discretion) (i) to rescind as void any vote cast by a Prohibited Owner with respect to such Shares at any time such Shares constituted Excess Shares with respect to such Prohibited Owner and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote.  Notwithstanding the provisions of this ARTICLE VIII, until the Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its stock transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of shareholders.

(d)           Rights upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding).  The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Trust, in accordance with Section 8.3(e).

(e)           Sale of Shares by Charitable Trustee.  Unless otherwise directed by the Board of Trustees, within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, or soon thereafter as practicable, the Charitable Trustee shall sell the Shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Shares as to any Shares transferred to the Charitable Trustee as a result of the operation of Section 8.2(a)(ii)) to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 8.2(a)(i).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3(e).

A Prohibited Owner shall receive the lesser of (A) the net price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (for example, in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 8.4 and (B) the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 8.4.  If such Shares are sold by a Prohibited Owner, then (A) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (B) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3(e), such excess shall be paid promptly to the Charitable Trustee upon demand.

(f)            Trust’s Purchase Right in Excess Shares.  Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this ARTICLE VIII, Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such Shares, such as in the case of a devise, gift or other such transaction, the Market Price per such Share on the day of the event causing the Shares to become Excess Shares) and (ii) the Market Price per such Share on the date the Trust, or its designee, accepts such offer, in each case of clauses (i) and (ii) of this sentence, less the costs, expenses and compensation of the Charitable Trustee, if any, and the Trust as provided in Section 8.4.  The Trust shall have the right to accept such offer until the Charitable Trustee, if any, has sold the Shares held in the Charitable Trust, if any, pursuant to Section 8.3(e).  Upon such a sale to the Trust, if a Charitable Trust has been established pursuant to this ARTICLE VIII, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary as provided in Section 8.3(e).

(g)           Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Trust shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 8.2(a)(i) in the hands of such Charitable Beneficiary and (ii) contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.  The Charitable Beneficiary shall not obtain any enforceable right to the Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this ARTICLE VIII, including, without limitation, Section 8.3(h).

(h)           Retroactive Changes.  Notwithstanding any other provisions of this ARTICLE VIII, the Board of Trustees is authorized and empowered to retroactively amend, alter or repeal any rights which the Charitable Trust, the Charitable Trustee or the Charitable Beneficiary may have under this ARTICLE VIII, including, without limitation, granting retroactive Excepted Holder status to any otherwise Prohibited Owner, with the effect of any transfer of Excess Shares to a Charitable Trust being fully and retroactively revoked; provided, however, that the Board of Trustees shall not have the authority or power to retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the Charitable Trustee pursuant to Section 8.4.

Section 8.4.           Costs, Expenses and Compensation of Charitable Trustee and the Trust.

(a)           The Charitable Trustee shall be indemnified by the Trust or from the proceeds from the sale of Shares held in the Charitable Trust, as further provided in this ARTICLE VIII, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this ARTICLE VIII.

(b)           The Charitable Trustee shall be entitled to receive reasonable compensation for services provided by the Charitable Trustee in connection with serving as a Charitable Trustee, the amount and form of which shall be determined by agreement of the Board of Trustees and the Charitable Trustee.

(c)           Costs, expenses and compensation payable to the Charitable Trustee pursuant to Section 8.4(a) and Section 8.4(b) may be funded from the Charitable Trust or by the Trust.  The Trust shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee pursuant to Section 8.4(a) and Section 8.4(b)) from the Charitable Trust for any such amounts funded by the Trust.

(d)           Costs and expenses incurred by the Trust in the process of enforcing the ownership limitation set forth in Section 8.2(a)(i), in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by the Trust, may be collected from the Charitable Trust; provided, however, that the ability of the Trust to fund its costs from the Charitable Trust shall not relieve the Prohibited Owner from his or her obligation to reimburse the Trust for costs under Section 15.2 of these Bylaws, except to the extent the Trust has in fact been previously paid from the Charitable Trust; nor will the possibility of the Trust receiving payment from the Charitable Trust create a marshalling obligation which would require the Trust to reimburse itself from the Charitable Trust before enforcing the Trust’s claims under Section 15.2 or otherwise.

Section 8.5.           Transactions on a National Securities Exchange.  Nothing in this ARTICLE VIII shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system.  The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this ARTICLE VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE VIII.

Section 8.6.           Enforcement.  The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this ARTICLE VIII.

Section 8.7.           Non-Waiver.  No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Section 8.8.           Enforceability.  If any of the restrictions on transfer of Shares contained in this ARTICLE VIII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the fullest extent permitted by law, the Prohibited Owner may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

ARTICLE IX

REGULATORY COMPLIANCE AND DISCLOSURE

Section 9.1.           Actions Requiring Regulatory Compliance Implicating the Trust.  If any shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or actions taken by the shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (for purposes of this ARTICLE IX, as defined in Section 2.14.5(c)) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust.  If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust.  If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of the Trust by not later than the 10th day after triggering such requirement or regulation referred to in this Section 9.1, then any shares of the Trust beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in ARTICLE VIII and be subject to the provisions of ARTICLE VIII and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect.  Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust’s assets; and the Trust may charge the offending shareholder for the Trust’s costs and expenses as well as any damages which may result to the Trust.

As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust holds a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana.  The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing 10% or more of the Trust’s voting securities.  Accordingly, if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of the Trust’s shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing 10% or more of the Trust’s voting securities will, subject to Section 9.3, be void and of no further force or effect.

Section 9.2.           Compliance With Law.  Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder’s ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.

Section 9.3.           Limitation on Voting Shares or Proxies.  Without limiting the provisions of Section 9.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder’s ownership interest in the Trust or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote the shareholder’s shares of the Trust or proxies for shares of the Trust in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (or by another person designated by the Trustees) in proportion to the total shares otherwise voted on such matter.

Section 9.4.           Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies.  To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder’s interest in the Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Trust and any applicable subsidiary of the Trust.

Section 9.5.           Board of Trustees’ Determinations.  The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this ARTICLE IX.

ARTICLE X

FISCAL YEAR

Section 10.1.         Fiscal Year.  The fiscal year of the Trust shall be the calendar year.

ARTICLE XI

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 11.1.         Dividends and Other Distributions.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees.  Dividends and other distributions may be paid in cash, property or shares of the Trust.

ARTICLE XII

SEAL

Section 12.1.         Seal.  The Trustees may authorize the adoption of a seal by the Trust.  The Trustees may authorize one or more duplicate seals.

Section 12.2.         Affixing Seal.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XIII

WAIVER OF NOTICE

Section 13.1.         Waiver of Notice.  Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

Section 14.1.         Amendment of Bylaws.  Except for any change for which these Bylaws requires approval by more than a majority vote of the Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Trustees.

ARTICLE XV

MISCELLANEOUS

Section 15.1.         References to Declaration of Trust.  All references to the Declaration of Trust shall include any amendments thereto.

Section 15.2.         Costs and Expenses.  In addition to, and as further clarification of each shareholder’s obligation to indemnify and hold the Trust harmless from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s violation of any provision of the Declaration of Trust or these Bylaws pursuant to Section 7.12 of the Declaration of Trust, to the fullest extent permitted by law, each shareholder will be liable to the Trust (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the Declaration of Trust (including Section 2.14 of these Bylaws) or any action by or against the Trust (or any subsidiaries or affiliates thereof) in which such shareholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 15.3.         Ratification.  The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15.4.         Ambiguity.  In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 15.5.         Inspection of Bylaws.  The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 15.6.         Election to be Subject to Part of Title 3, Subtitle 8.  Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, the Trust hereby elects to be subject to Section 3-804(b) and (c) and Section 3-805 of Title 3, Subtitle 8 of the Maryland General Corporation Law (or any successor statute).  This Section 15.6 only may be repealed, in whole or in part, by a subsequent amendment to these Bylaws.

Section 15.7.         Special Voting Provisions relating to Control Shares.  Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE XVI

ARBITRATION

Section 16.1.         Procedures for Arbitration of Disputes.  Any disputes, claims or controversies brought by or on behalf of any shareholder of the Trust (which, for purposes of this ARTICLE XVI, shall mean any shareholder of record or any beneficial owner of shares of the Trust, or any former shareholder of record or beneficial owner of shares of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of the Trust or shareholders of the Trust against the Trust or any Trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Trust, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this ARTICLE XVI.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Trustees, officers or managers of the Trust and class actions by shareholders against those individuals or entities and the Trust.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

Section 16.2.         Arbitrators.  There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party. If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the parties who have appointed the first arbitrator.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

Section 16.3.         Place of Arbitration.  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

Section 16.4.         Discovery.  There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

Section 16.5.         Awards.  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.  Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  The party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

Section 16.6.         Costs and Expenses.  Except as otherwise set forth in the Declaration of Trust or these Bylaws, including Section 15.2 of these Bylaws, or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Trust’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

Section 16.7.         Final and Binding.  An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 16.8.         Beneficiaries.  This ARTICLE XVI is intended to benefit and be enforceable by the shareholders, Trustees, officers, managers (including Reit Management & Research LLC or its successor), agents or employees of the Trust and the Trust and shall be binding on the shareholders of the Trust and the Trust, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.